                                                                   Exhibit 16(b)

          SCHEDULE FOR COMPUTATION OF TOTAL RETURN PERFORMANCE QUOTATIONS
                                  IBM MUTUAL FUNDS
                               IBM UTILITY INDEX FUND

Average Annual Total Return For The Period January 5, 1993 Through March 31,
1993.

P(1+T)^N = ERV

Where:
P = initial investment
T = average annual total return
N = number of years
ERV = ending redeemable value at the end of the period

LIFE OF FUND EXAMPLE:*
P =    $1,000.00
T =         9.85%   (Cumulative)
N =           1*
ERV =  $1,098.50

P =    $1,000.00
T =        45.48%   (Annualized)
N =           1*
ERV =  $1,098.50

ONE YEAR EXAMPLE:*
P =
T =
N =
ERV =

FIVE YEAR EXAMPLE:*
P =
T =
N =
ERV =

TEN YEAR EXAMPLE:*
P =
T =
N =
ERV =

*  Inception date January 5, 1993